SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 31, 2006

Commission file number 001-12215

Quest Diagnostics Incorporated

1290 Wall Street West

Lyndhurst, NJ 07071

(201) 393-5000

Delaware

(State of Incorporation)

16-1387862

(I.R.S. Employer Identification Number)

Item 1.01. Entry into a Material Definitive Agreement

On July 31, 2006, Quest Diagnostics Incorporated (the “Company”), and Focus Technologies Holding Company and Focus Diagnostics, Inc. (collectively, the “Additional Subsidiary Guarantors”), certain of the Company’s subsidiaries and The Bank of New York, as Trustee, entered into the Eighth Supplemental Indenture. The Eighth Supplemental Indenture supplements the indenture dated as of June 27, 2001 among the guarantors (as defined therein) and the Trustee, as subsequently supplemented by a first supplemental indenture, dated as of June 27, 2001, as further supplemented by a second supplemental indenture, dated as of November 26, 2001, as further supplemented by a third supplemental indenture, dated as of April 4, 2002, as further supplemented by a fourth supplemental indenture, dated as of March 19, 2003, as further supplemented by a fifth supplemental indenture, dated as of April 16, 2004, as further supplemented by a sixth supplemental indenture dated October 31, 2005, and as further supplemented by a seventh supplemental indenture dated November 21, 2005 (collectively, the “Indenture”).

The Eighth Supplemental Indenture adds the Additional Subsidiary Guarantors, which became subsidiaries of the Company on July 3, 2006, as guarantors to the Company’s 7½% Senior Notes due 2011, 5.125% Senior Notes due 2010 and 5.45% Senior Notes due 2015 issued pursuant to the Indenture. The Eighth Supplemental Indenture is attached hereto as exhibit 4.1.

Item 9.01. Financial Statements and Exhibits

c.	Exhibits

	4.1	Eighth Supplemental Indenture, dated as of July 31, 2006, among the Company, the guarantors named therein and The Bank of New York, as Trustee.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 2, 2006

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Leo C. Farrenkopf, Jr.
Leo C. Farrenkopf, Jr. Vice President and Assistant Secretary

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